Exhibit 4.1

EXECUTION VERSION

INDENTURE SUPPLEMENT

between

CROWN CASTLE TOWERS LLC

CROWN CASTLE SOUTH LLC

CROWN COMMUNICATION LLC

CROWN CASTLE TOWERS 05 LLC

CROWN CASTLE PR LLC

CROWN CASTLE MU LLC

CROWN CASTLE MUPA LLC

as Issuers

and

The Bank of New York Mellon,

as successor to

The Bank of New York,

as successor to

JPMorgan Chase Bank, N.A.

as Indenture Trustee

dated as of December 1, 2023

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS

Section 1.01	Definitions	2

ARTICLE II
REFERENCES TO ASSET ENTITIES, ISSUERS AND ISSUER PARTIES

Section 2.01	Removal of Transferred Asset Entity	3

ARTICLE III
RELEASE OF COLLATERAL

Section 3.01	Release of Collateral	3

ARTICLE IV
GENERAL PROVISIONS

Section 4.01	Further Assurances	3
Section 4.02	Date of Execution	4
Section 4.03	Governing Law	4
Section 4.04	Severability	4
Section 4.05	Counterparts	4
Section 4.06	Effectiveness	4

ARTICLE V APPLICABILITY OF INDENTURE

Section 5.01	Applicability	4

-i-

INDENTURE SUPPLEMENT

THIS INDENTURE SUPPLEMENT, dated as of December 1, 2023 (this “Indenture Supplement”), is between CROWN CASTLE TOWERS LLC, a Delaware limited liability company (the “Issuer Entity”), CROWN CASTLE SOUTH LLC, a Delaware limited liability company and CROWN COMMUNICATION LLC, a Delaware limited liability company (together with the Issuer Entity, the “Initial Issuers”), CROWN CASTLE TOWERS 05 LLC, a Delaware limited liability company, CROWN CASTLE PR LLC (“Crown PR LLC”), a Puerto Rico limited liability company, CROWN CASTLE MU LLC, a Delaware limited liability company and CROWN CASTLE MUPA LLC, a Delaware limited liability company (collectively, the “Additional Issuers”, and, together with the Initial Issuers, the “Issuers”), and The Bank of New York Mellon (as successor to The Bank of New York, as successor to JPMorgan Chase Bank, N.A.), a New York banking corporation, as indenture trustee and not in its individual capacity (in such capacity, the “Indenture Trustee”). Each of the Issuers, other than the Issuer Entity, is an Asset Entity, as defined in the Indenture (as defined below).

RECITALS

WHEREAS, the Issuers are party to the Indenture, dated as of June 1, 2005 (“Base Indenture”), originally entered into between the Initial Issuers, Crown Castle PT Inc., a Delaware corporation (“Crown PT”), Crown Communication New York, Inc., a Delaware corporation (“Crown NY”), and Crown Castle International Corp. de Puerto Rico, a Puerto Rico corporation (together with Crown PT and Crown NY, the “Previously Disposed Entities”), and the Indenture Trustee, as amended and supplemented by (i) the Series 2005-1 Indenture Supplement, dated as of June 1, 2005, between the Initial Issuers, the Previously Disposed Entities and the Indenture Trustee, (ii) the Series 2005-1 Indenture Supplement, dated as of September 26, 2006, between the Initial Issuers, the Previously Disposed Entities and the Indenture Trustee, (iii) the Series 2006-1 Indenture Supplement, dated as of November 29, 2006, between the Initial Issuers, the Previously Disposed Entities and the Indenture Trustee, (iv) the Series 2010-1, Class C-2015 Indenture Supplement, dated as of January 15, 2010, between the Initial Issuers, the Previously Disposed Entities and the Indenture Trustee, (v) the Series 2010-2, Class C-2017 Indenture Supplement, dated as of January 15, 2010, between the Initial Issuers, the Previously Disposed Entities and the Indenture Trustee, (vi) the Series 2010-3, Class C-2020 Indenture Supplement, dated as of January 15, 2010, between the Initial Issuers, the Previously Disposed Entities and the Indenture Trustee, (vii) the Series 2010-4, Class C-2015 Indenture Supplement, dated as of August 16, 2010, between the Initial Issuers, the Previously Disposed Entities and the Indenture Trustee, (viii) the Series 2010-5, Class C-2017 Indenture Supplement, dated as of August 16, 2010, between the Initial Issuers, the Previously Disposed Entities and the Indenture Trustee, (ix) the Series 2010-6, Class C-2020 Indenture Supplement, dated as of August 16, 2010, between the Initial Issuers, the Previously Disposed Entities and the Indenture Trustee, (x) the Indenture Supplement, dated as of June 30, 2014, between the Initial Issuers, the Previously Disposed Entities and the Indenture Trustee, (xi) the Series 2015-1, Class C-2022 Indenture Supplement, dated as of May 15, 2015, between the Issuers and the Indenture Trustee, (xii) the Series 2015-2, Class C-2025 Indenture Supplement, dated as of May 15, 2015, between the Issuers and the Indenture Trustee, (xiii) the Series 2018-1, Class C-2023 Indenture Supplement, dated as of July 11, 2018, between the Issuers and the Indenture Trustee, (xiv) the Series 2018-2, Class C-2028 Indenture Supplement, dated as of July 11, 2018, between the Issuers and the Indenture Trustee, and (xv) the Series 2018-1, Class R-2028 Indenture Supplement, dated as of July 11, 2018, between the Issuers and the Indenture Trustee (the Base Indenture, as so amended and supplemented, the “Indenture”);

WHEREAS, pursuant to the terms of the Indenture, Asset Entities may dispose of Tower Assets and/or the Issuer Entity may dispose of one or more Asset Entities that owns Tower Assets to one or more persons (including affiliates of the Asset Entities) so long as one of the tests enumerated in Section 7.32(b) of the Indenture is satisfied;

WHEREAS, the Issuer Entity intends to dispose of Crown PR LLC (the “Transferred Asset Entity”) in accordance with the terms of Section 7.32(b) of the Indenture;

WHEREAS, the requirements, including receipt of Rating Agency Confirmation, for such disposition enumerated in Section 7.32(b) of the Indenture have been satisfied;

WHEREAS, upon such disposition by the Issuer Entity of the Transferred Asset Entity, the Transferred Asset Entity shall no longer be an Issuer, Asset Entity or Issuer Party under, and for all purposes of, the Indenture and the Notes;

WHEREAS, upon such disposition by the Issuer Entity of the Transferred Asset Entity in accordance with the terms of the Indenture, all Liens on the Collateral related to the Tower Sites of such Transferred Asset Entity, including all Liens on the equity, membership or ownership interests of such Transferred Asset Entity disposed of by the Issuer Entity, shall be released; and

WHEREAS, the execution and delivery of this Indenture Supplement have been duly authorized and all conditions and requirements necessary to make this Indenture Supplement a valid and binding agreement have been duly performed and complied with.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is mutually covenanted and agreed, for the equal proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. All defined terms used herein and not defined herein shall have the meaning ascribed to such terms in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Indenture Supplement, except as otherwise appears in this Article.

Additional terms are defined in the body of this Indenture Supplement.

In the event that any term or provision contained herein shall conflict with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall govern.

ARTICLE II

REFERENCES TO ASSET ENTITIES, ISSUERS AND ISSUER PARTIES

Section 2.01 Removal of Transferred Asset Entity. The parties hereto agree that, following the execution and delivery of this Indenture Supplement, and upon the disposition by the Issuer Entity of the Transferred Asset Entity, the Transferred Asset Entity shall no longer be a party to, or an obligor under, the Indenture and the Notes, and references in the Indenture and the Notes to “Asset Entities”, “Issuers” or “Issuer Parties” (or similar forms thereof) shall thereafter refer to the remaining Asset Entities, Issuers or Issuer Parties (or similar forms thereof) and not to the Transferred Asset Entity.

ARTICLE III

RELEASE OF COLLATERAL

Section 3.01 Release of Collateral.

(a) Upon the disposition by the Issuer Entity of the Transferred Asset Entity in accordance with the terms of the Indenture, all Liens on the Collateral related to the Tower Sites of such Transferred Asset Entity, including all Liens on the equity, membership or ownership interests of such Transferred Asset Entity disposed of by the Issuer Entity (the “Transferred Asset Entity Collateral”), shall be released.

(b) The Indenture Trustee hereby agrees that at the written request of the Transferred Asset Entity, and at the reasonable cost and expense of such Transferred Asset Entity, the Indenture Trustee shall promptly execute such additional instruments, documents or agreements as are reasonably necessary or desirable to terminate, discharge and remove the security interests and assignment related to the Transferred Asset Entity and the Transferred Asset Entity Collateral (including removing of record any documents constituting public notice thereof).

ARTICLE IV

GENERAL PROVISIONS

Section 4.01 Further Assurances. Each party to this Indenture Supplement shall execute and deliver such further instruments, documents and agreements and shall take such other reasonable actions as may be necessary, proper or advisable to carry out the purposes and intent of this Indenture Supplement and the transactions contemplated by this Indenture Supplement.

Section 4.02 Date of Execution. This Indenture Supplement for convenience and for the purpose of reference is dated as of December 1, 2023.

Section 4.03 Governing Law. THIS INDENTURE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY OF ITS PRINCIPLES OF CONFLICTS OF LAWS WHICH WOULD INVOKE THE SUBSTANTIVE LAW OF A DIFFERENT JURISDICTION) AS TO ALL MATTERS, INCLUDING WITHOUT LIMITATION, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES. THE ISSUERS IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS INDENTURE SUPPLEMENT.

Section 4.04 Severability. In case any provision in this Indenture Supplement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.05 Counterparts; Electronic Signature. This Indenture Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument. The words “execution”, “signed”, “signature”, “delivery”, and words of like import in or relating to this Indenture Supplement or any document to be signed in connection with this Indenture Supplement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 4.06 Effectiveness. The provisions of Article II and Article III of this Indenture Supplement shall become operative and effective upon the disposition by the Issuer Entity of the Transferred Asset Entity.

ARTICLE V

APPLICABILITY OF INDENTURE

Section 5.01 Applicability. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Indenture Supplement. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein or as otherwise modified in context by the provisions of this Indenture Supplement) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuers and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

CROWN CASTLE TOWERS LLC, as Issuer

By:	/s/ Daniel K. Schlanger
Name: Daniel K. Schlanger
Title: Executive Vice President and Chief Financial Officer

CROWN CASTLE SOUTH LLC, as Issuer

By:	/s/ Daniel K. Schlanger
Name: Daniel K. Schlanger
Title: Executive Vice President and Chief Financial Officer

CROWN COMMUNICATION LLC, as Issuer

By:	/s/ Daniel K. Schlanger
Name: Daniel K. Schlanger
Title: Executive Vice President and Chief Financial Officer

CROWN CASTLE TOWERS 05 LLC, as Issuer

By:	/s/ Daniel K. Schlanger
Name: Daniel K. Schlanger
Title: Executive Vice President and Chief Financial Officer

CROWN CASTLE PR LLC, as Issuer and Transferred Asset Entity

By:	/s/ Daniel K. Schlanger
Name: Daniel K. Schlanger
Title: Executive Vice President and Chief Financial Officer

CROWN CASTLE MU LLC, as Issuer

By:	/s/ Daniel K. Schlanger
Name: Daniel K. Schlanger
Title: Executive Vice President and Chief Financial Officer

CROWN CASTLE MUPA LLC, as Issuer

By:	/s/ Daniel K. Schlanger
Name: Daniel K. Schlanger
Title: Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON, as successor to The Bank of New York, as successor to JPMorgan Chase Bank, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ Leslie Morales
Name: Leslie Morales
Title: Vice President